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                                                                  Exhibit 23.20


                          CONSENT OF DIRECTOR NOMINEE
                          ---------------------------


To U.S. Internet Providers, Inc.:

           Pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended, I hereby consent to the references in the Registration Statement of U.S. Internet Providers, Inc. (the "Company") on Form S-1, and any amendments thereto, which indicate that I have accepted a nomination to become a director of the Company following the closing of the Company's initial public offering.




                                          /s/ Allon H. Lefever
                                          ------------------------------
                                          Allon H. Lefever


Dated:  December 21, 1998